Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated July 14, 2025, relating to the financial statements of Beta Technologies, Inc, appearing in Registration Statement No. 333-290570 on Form S-1 of Beta Technologies, Inc. for the year ended December 31, 2024.

/s/ Deloitte & Touche LLP

Boston, MA

November 6, 2025